Exhibit 99.1

Monarch Financial Holdings Announces

Election of CEO, President and CFO

Chesapeake, VA - (Nasdaq: MNRK) The Board of Directors of Monarch Financial Holdings, Inc. (the “Company”) announced today at the Annual Shareholders Meeting the election of three officers to top leadership positions. Monarch Financial Holdings, Inc. owns Monarch Bank, and is the issuing and reporting company for our common and preferred capital.

Brad E. Schwartz, 47, who is currently the Executive Vice President and Chief Operating and Financial Officer of Monarch Financial Holdings, Inc. and Chief Executive Officer of Monarch Bank, has been elected to also serve as Chief Executive Officer of both Monarch Financial Holdings, Inc. and Monarch Bank. He serves as a director of the Company and the Bank.

William F. Rountree, Jr., 65, founding President and CEO, has been elected to serve as President of Monarch Financial Holdings, Inc. He serves as a director of the Company and the Bank.

Lynette P Harris, 52, who is currently Senior Vice President and Chief Financial Officer of Monarch Bank, and Chief Accounting Officer for Monarch Financial Holdings, Inc., has been elected to serve as Executive Vice President and Chief Financial Officer of Monarch Financial Holdings, Inc. and Monarch Bank. She will also assume the position of Corporate Secretary.

Jeffrey F. Benson, Chairman of the Board, stated “We are excited to announce the election of these three outstanding bankers to lead our company. They have been instrumental in navigating Monarch through the economic rough waters of the past two years. These changes provide another step in our management transition plan, as the Bank continues to move ahead under the day to day leadership of Brad Schwartz and Neal Crawford, Monarch Bank’s President.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with eight banking offices in Chesapeake, Virginia Beach, and Norfolk, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Services are also provided through over fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, and “Monarch Online” consumer and business internet banking (monarchbank.com). Monarch Mortgage and our affiliated mortgage companies have twenty-three offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”, and shares of our convertible preferred stock are publicly traded on the Nasdaq Capital Market under the symbol “MNRKP”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes

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in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Contact: Brad E. Schwartz – (757) 389-5112, www.monarchbank.com

Date: May 6, 2010

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